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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-69533) and Form S-8 (Nos. 333-41749, 333-41751,
333-58651, 333-60537, 333-69421 and 333-78311) of Group Maintenance America
Corp. of our report dated February 12, 1999, except for Note 3, which is as of March 23, 1999 relating to the financial statements of Building One Services Corporation, which appears in the Current Report on Form 8-K of Group Maintenance America Corp dated November 22, 1999.




PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 22, 1999